                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                      SUBSIDIARY NAME                           JURISDICTION OF INCORPORATION
                      ---------------                           -----------------------------
Omega (UK) Limited..........................................           London, England